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                                                                   EXHIBIT 10.18





                           MCN ENERGY GROUP SEVERANCE

                                 ALLOWANCE PLAN





















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                           MCN ENERGY GROUP SEVERANCE
                                 ALLOWANCE PLAN

                                TABLE OF CONTENTS

ARTICLE         SECTION                                                                                        Page
-------         -------                                                                                        ----

   I                                DEFINITIONS...................................................................1

  II                                ELIGIBILITY...................................................................4
                  2.1               Eligibility for Basic Benefit and Supplemental Benefit Payments...............4
                  2.2               Eligibility for Notice Period Benefits........................................5
                  2.3               Eligibility for Retention Benefit Payments....................................5
                  2.4               Ineligibility.................................................................6


 III                                BENEFITS......................................................................6
                  3.1               Basic Benefits................................................................6
                  3.2               Supplemental and Notice Period Benefits.......................................7
                  3.3               Retention Benefit.............................................................8
                  3.4               Timing of Benefit Payments....................................................9

  IV                                ADMINISTRATION...............................................................10
                  4.1               Allocation of Responsibility Among Fiduciaries for
                                         Plan Administration.....................................................10
                  4.2               Delegation of Fiduciary Responsibilities.....................................11
                  4.3               Miscellaneous................................................................11
                  4.4               Administrator................................................................11

   V                                MISCELLANEOUS................................................................13
                  5.1               Communication to Employees...................................................13
                  5.2               Limitation of Rights.........................................................14
                  5.3               Benefits Solely From General Assets..........................................14
                  5.4               Nonassignability of Rights...................................................14
                  5.5               Amendment or Termination of Plan.............................................15
                  5.6               Claims Procedure.............................................................15
                  5.7               Governing Law................................................................15








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                                MCN ENERGY GROUP

                            SEVERANCE ALLOWANCE PLAN


         WHEREAS, MCN Energy Group Inc. (the "Company") has previously adopted the MichCon Severance Allowance Plan and desires to make certain changes in the plan.

         NOW, THEREFORE, the Company amends and restates the MichCon Severance Allowance Plan effective January 1, 2000, to reflect the title of the MCN Energy Group Severance Allowance Plan (the "Plan") and to incorporate the terms of the additional Retention Benefit, as detailed herein.

         This Plan is intended to qualify as a severance pay plan under Department of Labor Regulation Section 2510.3-2(b). As such, the Plan shall not be subject to parts 2 (participation and vesting) and 3 (funding) of the Employee Retirement Income Security Act of 1974.

                                    ARTICLE I

                                   DEFINITIONS

              1.1 As used herein, the following terms shall have the following meanings, unless the context requires otherwise. Where necessary or appropriate to the context, the masculine shall include the feminine, the singular shall include the plural and the plural shall include the singular.

              (a) "Administrator" means MCN Energy Group Inc.




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              (b) "Base Pay" means an Employee's base pay at the time of his/her
Severance Date for the last normally scheduled payroll period, excluding any pay for overtime, bonuses, any special pay of any kind and other premium or differential pay, if applicable.

              (c) "Basic Benefit" means an amount equal to an Employee's Base Pay, paid for the duration set forth in Section 3.1.

              (d) "Basic Benefit Payment" means a payment of Basic Benefits made in accordance with the schedule set forth in Section 3.1.

              (e) "Claim" means any claim for a Plan benefit filed by a Participant.

              (f) "Code" means the Internal Revenue Code of 1986, as amended.

              (g) "Company" means MCN Energy Group Inc., a Michigan Company, its successors and assigns, and any direct or indirect subsidiary of MCN which has elected, with the consent of MCN, to participate in the Plan.

              (h) "Employee" means any regular full-time salaried non-officer employee and regular part-time salaried non-officer employee of the Company. Any individual who was employed by a member of the Detroit Edison Company affiliated group of corporations immediately prior to Legal Day One (the first day that on which MCN Energy Group Inc. is legally merged into Detroit Energy Enterprises) shall not be an Employee for purposes of this Plan.

              (i) "Operating Business" means Michigan Consolidated Gas Company, Citizens Gas Fuel Company and MichCon Home Services and any direct or indirect subsidiary of those entities.


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              (j) "Participant" means each Employee who participates in the Plan in accordance with Article II.

              (k) "Participating Company" means the Company and any other Company which is classified by the Board of Directors of MCN Energy Group Inc. as a Participating Company for purposes of this Plan and which, with the approval of the Board of Directors of the Company, elects to become a party hereto by adopting the Plan for the benefit of its Employees by resolution of its Board of Directors. In all dealings, the Company's Officer responsible for Human Resources or his or her designate may act as agent for any Participating Company.

              (l) "Plan" means the MCN Energy Group Severance Allowance Plan as set forth herein, together with any and all amendments and supplements hereto.

              (m) "Plan Year" means the period beginning on January 1 and ending on December 31 of each calendar year.

              (n) "Retention Benefit" means the benefit provided under Section
3.3 of the Plan.

              (o) "Service Date" means the date that is a compression of time an Employee worked with MCN Energy Group Inc. or any of its affiliated group of corporations between the Employee's date of hire and the Employee's Severance Date, as calculated in accordance with standardized Company procedures.

              (p) "Severance Benefits" means the benefits computed in accordance with Section 3.1 and 3.2 of the Plan.


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              (q) "Severance Date" means the date the employee severs employment as agreed to in the severance agreement executed pursuant to the terms of
Section 2.1(b) of the Plan.

                                   ARTICLE II

                                   ELIGIBILITY

         Benefits under this Plan will be paid only if the Company decides in its discretion that an Employee is entitled to them.

         2.1 Eligibility for Basic Benefit and Supplemental Benefit Payments. For purposes of Sections 3.1 and 3.2(a), only an Employee who:

              (a) Is terminated by the Company due to a change or reduction in the business of the Company;

              (b) Signs a severance agreement, which includes a release of claims;

              (c) Has returned all Company properties and paid the Company all monies owed to the Company; and


              (d) Is not receiving benefits under any other severance plan of the Company or termination Agreement;

will be eligible for the Basic Benefits pursuant to Section 3.1 and the Supplemental Benefits pursuant to Section 3.2(a). Notwithstanding the requirements described in this Section 2.1, an Employee who meets the eligibility requirements of Section 2.3 shall also be eligible for the Basic Benefits and Supplemental Benefits described in Sections 3.1 and 3.2(a), respectively.

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         2.2 Eligibility for Notice Period Benefits. For purposes of Section
3.2(b), an Employee who meets the requirements under Section 2.1 or Section 2.3 and who is not employed by an Operating Business of the Company will be eligible for the Notice Period Benefits under Section 3.2(b).


         2.3 Eligibility for Retention Benefit Payments. For purposes of Section 3.3, only an Employee (including a non-officer salaried exempt or a salaried non-exempt Employee who is on short-term disability, non-permanent long-term disability (less than 24 months) or a leave under the Family Medical Leave Act), who:

              (a) Was employed prior to January 1, 2000;

              (b) Is notified that his or her job position has been eliminated as a result of the pending merger with DTE Energy Company;

              (c) Is not offered an Equivalent Position, as defined in Section 3.3(b);

              (d) Does not voluntarily terminate employment (other than as described in Section 2.3(e)) or elect the Early Retirement Option under the MCN Energy Group Retirement Plan or participate in the Voluntary Resignation Offer Program;

              (e) Terminates employment with the Company as a result of an action described in subsections 2.3(b) and (c) during the period beginning January 1, 2000 and ending on the day after the day on which the Staffing and Selection Process is complete; and

              (f) Executes a Severance Agreement releasing all claims against the merged controlled group of entities


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will be eligible for the Retention Benefit described in this Section 3.3
("Retention Benefit Participant"). An Employee who is eligible under this
Section 2.3 for Retention Benefits described in Section 3.3 shall also be eligible for Basic Benefits and Supplemental and Notice Benefits under Sections
3.1 and 3.2, respectively.

         2.4 Ineligibility. An Employee will not be eligible for any Basic Benefits or Notice Benefits under the Plan unless a termination is caused by subsection 2.3(b) and (c) if:

              (a) Such Employee voluntarily terminates or quits or is terminated from employment by the Company other than as a result of change or reduction in business;

              (b) Such Employee declines any offer of employment by the Company or any of its affiliates; or

              (c) Such Employee is terminated because the Company is sold or substantially all of the assets of the Company, the plant or facility at which he/she is employed are sold, and the Employee is offered employment with the purchaser.

                                   ARTICLE III

                                    BENEFITS

         3.1 Basic Benefits. A Participant will receive a predetermined lump sum payment ("Basic Benefit") based on his or her number of years of service (the number of years of service from his or her Service Date to his or her Severance
Date) and his or her Base Pay, in accordance with the following schedule:



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
                  Years of                                    Basic
                  Service                                     Benefit Payments
                  -------                                     ----------------
                  Less than 2 years                           1/2 month of Base Pay
                  2 years                                     1 month of Base Pay
                  3 or 4 years                                2 months of Base Pay
                  5 or 6 years                                3 months of Base Pay
                  7 or 8 years                                4 months of Base Pay
                  9 or 10 years                               5 months of Base Pay
                  11 or 12 years                              6 months of Base Pay
                  13 or 14 years                              7 months of Base Pay
                  15 or 16 years                              8 months of Base Pay
                  17 or 18 years                              9 months of Base Pay
                  19 or 20 years                              10 months of Base Pay
                  21 or 22 years                              11 months of Base Pay
                  23 years or more                            12 months of Base Pay

Notwithstanding anything to the contrary herein, the total Basic Benefits a Participant may receive pursuant to this Section 3.1 may not exceed his or her annualized Base Pay.

         3.2 Supplemental and Notice Period Benefits

              (a) Supplemental Benefit Payments. Supplemental Benefit Payments for Participants may also include a pre-approved, prorated corporate incentive award and will include external outplacement assistance. The duration, provider and level of outplacement assistance will vary depending upon the Employee's length of service, position, salary and the business conditions of the market place and will be determined at the sole discretion of the Company.

              (b) Notice Period Benefits. Additional payments will be made during a notice period for eligible Employees, as follows:



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               (i)   For Employees at the Director level and above, the notice
                     period is equal to three months.

               (ii) For exempt Employees, the notice period is equal to two months.

               (iii) For non-exempt Employees, the notice period is equal to one month.

  The notice period is normally a working period, as well as a transition period. The end of the notice period shall be the Employee's Severance Date.

         3.3 Retention Benefit

              (a) General. The Retention Benefit Payment shall equal 50% of a Retention Benefit Participant's base pay earned from January 1, 2000 through December 31, 2000, reduced for applicable income and employment tax withholdings. The cash payment will be made within 30 calendar days after a Retention Benefit Participant has been notified that his or her position has been eliminated as a result of the pending merger with DTE Energy Company with no offer of an Equivalent Position. Provided, however, that no Retention Benefit Payment will occur until the Retention Benefit Participant executes a Severance Agreement waiving all claims against the merged controlled group of entities and actually terminates employment within the time-period described in Section 2.3(e), above. A Retention Benefit Participant's medical, dental and vision coverage, as in effect immediately prior to Legal Day One, will continue until the last day of the month in which employment termination occurs. The Retention Benefit also includes outplacement assistance as described in Section 3.2(a).

              Notwithstanding the foregoing, no Retention Benefit will be provided to an Employee who voluntarily terminates employment or elects the Company's Early Retirement Offer, even if such individual's position is eliminated as a result of the merger and within the


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designated time-period unless such termination is caused by subsection 2.3(b)
and (c).

              (b) For purposes of this Section 3.3, an Equivalent Position means a position within the merged controlled group of entities that meets all of the following:

                   (i) Compensation. Compensation will be deemed to be comparable if the Employee stays in the same job band as the Employee's prior position, the difference between the top of the base pay range in the job band of the new position and the prior position does not decrease by more than 5 percent and eligibility to participate in benefit plans and programs remains the same.

                   (ii) Skills. The new position requires the same level and type of education as the Employee's prior position. There is recognition that skill sets are not fungible.

                   (iii) Level. The Employee's band/tier does not decrease,
                         regardless of any change in title or number of direct reports. The Employee's upward reporting relationship does not change.

                    (iv) Location. The Employee's commute (from personal
                         residence to job location) does not increase by more than 25 miles.

For purposes of Section 3.3(b)(i), an Employee's eligibility to participate in benefit plans and programs will be deemed to be equivalent even though specific plans or programs are

              (a) amended, if such amendment does not change the definition of eligibility to participate in such plan or program, or

              (b) terminated in their entirety.

         3.4 Timing of Benefit Payments

                  (a) A Participant's Basic Benefit shall be paid in a single sum cash payment no later than 30 calendar days following such Participant's Severance Date.


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              (b) All payments under this Plan shall be subject to any
withholding required by state or Federal law.

              (c) If a Participant dies after execution of a Severance Agreement and prior to receiving payments under this Plan, an amount equal to the total remaining Supplemental Benefit Payments, Basic Benefit Payments and Retention Benefit Payment will be paid to his or her beneficiary in one lump sum within 30 calendar days of the Company receiving notice of the Participant's death. If a Participant has not designated a beneficiary, payment will be made to his or her estate.

              (d) Notwithstanding anything to the contrary herein, no Participant will receive any amounts pursuant to Article III of this Plan in excess of twice his or her annual compensation (as defined for purposes of Department of Labor Regulation Section 2510.3-2(b)) for the year preceding termination.

                                   ARTICLE IV

                                 ADMINISTRATION

              4.1 Allocation of Responsibility Among Fiduciaries for Plan Administration. The Administrator shall have the sole responsibility for the administration of the benefit structure of the Plan as specifically described in the Plan; provided, however, that the Administrator may, in its sole discretion, designate and allocate any or all of its responsibilities to other persons or organizations, including the Vice President of Human Resources.


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         4.2 Delegation of Fiduciary Responsibilities. The Company and the
Administrator shall have the power to delegate their respective specific fiduciary responsibilities to officers or Employees of the Company or to other individuals or organizations by notifying them as to the duties and responsibilities delegated. Each person to whom responsibilities are so delegated shall serve at the pleasure of the fiduciary making the delegation and, if an Employee of the Company, without compensation. Any such person may resign by delivering a written resignation to the fiduciary making the delegation. Vacancies created by resignation, death or other cause may be filled by the fiduciary or the assigned responsibilities may be reassumed or redelegated by the fiduciary.

         4.3 Miscellaneous. Each fiduciary agrees that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such information, direction or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under the Plan and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the plan and to the extent permitted by law, shall not be responsible for any act or failure to act of another fiduciary.

         4.4 Administrator.

              (a) Powers of Administrator. Except to the extent delegated by the Company or the Administrator, the Administrator shall administer the benefit structure of the Plan in


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accordance with its terms and shall have all powers necessary to carry out its terms, including, but not by way of limitation, the following:


                              (i) To resolve all questions relating to the participation in the Plan by
                                        Participants.

                              (ii) To compute and certify to the Company the amount of benefits payable to Participants.

                              (iii)     To authorize all disbursements of
                                        benefits to Participants.

                              (iv) To obtain from the Company and from Participants such information as shall be necessary for the proper administration of the Plan.

                              (v)       To prepare and distribute, in such
                                        manner as the Administrator determines
                                        to be appropriate, information
                                        explaining the Plan.

                              (vi) To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

                              (vii) To receive, review and keep on file (as it deems convenient or proper) reports of the receipts and disbursements of the Plan.

                              (viii) To adopt and prescribe regulations and procedures to be followed by any Participant in filing applications for benefits, and for the furnishing and verification of evidence and proofs necessary to establish his/her rights to benefits under the Plan.


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                              (ix)      To make and publish such rules for the
                                        regulation of the Plan as are not
                                        inconsistent with the terms set forth
                                        herein.

The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any Benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a Benefit under the Plan. The Administrator shall perform all of its duties in a uniform and nondiscriminatory manner.

              (b) Finality of Decision. All determinations of the Administrator, or its delegatee if its authority is so delegated, shall be final and binding on all persons except as otherwise expressly provided herein.

              (c) Examination of Records. The Administrator will make available to each Participant such of its records under the Plan as pertain to him/her, for examination at reasonable times during normal business hours.

              (d) Reliance on Records. In administering the Plan, the Administrator will be entitled to the extent permitted by law to rely conclusively on all records in its possession for the determination of the available benefits under the Plan.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Communication to Employees. Promptly after the Plan is amended and restated, the Company will notify all Employees of the availability and terms of the applicable Plan provisions.


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         5.2 Limitation of Rights. Neither the establishment of the Plan nor any amendment thereof will be construed as giving to any Participant or other person any legal or equitable right against the Administrator or the Company, except as expressly provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby.

         5.3 Benefits Solely From General Assets. The Plan shall be unfunded. The benefits provided hereunder will be paid solely from the general assets of the Company. The Participating Companies shall not be required to set aside or hold in trust any funds for the benefit of a Participant, who shall have the status of a general unsecured creditor with respect to a Participating Company's obligation to make benefit payments pursuant to the Plan. Any assets of a Participating Company available to pay Plan benefits shall be subject to the claims of the Participating Companies' general creditors and may be used by the Participating Companies in their sole discretion for any purpose.

         5.4 Nonassignability of Rights. The right of any Participant to receive any reimbursement under the Plan shall not be alienable by the Participant by assignment or any other method, and will not be subject to be taken by his/her creditors by any process whatsoever, and any attempt to cause such right to be so subjected will not be recognized, except to such extent as may be required by law.


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         5.5 Amendment or Termination of Plan. This Plan has been established by the Company with the intention of being maintained indefinitely. Nonetheless, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time by written instrument signed by MCN Energy Group's President or his or her delegate.

         5.6 Claims Procedure. The Company shall make all determinations as to the right of any person to a benefit. Any denial by the Company of the claim for benefits under the Plan by a Participant or beneficiary shall be stated in writing by the Company and delivered or mailed to the Participant or beneficiary; and such notice shall set forth the specific reasons for the denial, written to the best of the Company's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Company shall afford a reasonable opportunity to any Participant or beneficiary whose claim for benefits has been denied for a review of the decision denying the claim and, in the event of continued disagreement, either may appeal to the Vice President of Human Resources, whose decision shall be final.

         5.7 Governing Law. The Plan shall be construed according to the applicable federal law and, to the extent not preempted by federal law, by the laws of the State of Michigan, where it is made and where it shall be enforced.


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         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer as of the 1st day of January, 2000.

                           MCN Energy Group Inc.


                           By:
                              --------------------------------------------
                              Lawrence A. Mills

                           Its: Vice President of Human Resources










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